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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the registration statement of Paligent Inc. on Form S-8 (File No. 333-45168) of our report dated February 27, 2004 relating to the consolidated financial statements, which appears in Paligent Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003.

Rothstein, Kass & Company, P.C.

Roseland, New Jersey
April 9, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS